Exhibit 99.2

QuantumScape Announces Third Quarter 2021 Financial Results & Posts Shareholder Letter to IR Website

SAN JOSE, Calif. – October 26, 2021 – QuantumScape Corporation (NYSE: QS), a leader in the development of next-generation solid-state lithium-metal batteries for use in electric vehicles, today announced its financial results for the third quarter of 2021, which ended September 30, 2021.

The company posted a Shareholder Letter to its Investor Relations website. It details third-quarter results and provides a business update, including results from independent third-party lab testing of its single-layer cells, an overview of its customer engagements, and an update on multilayer cell cycle data.

QuantumScape will host a conference call at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today, October 26, 2021. Participating on the call will be Jagdeep Singh, chief executive officer and co-founder, and Kevin Hettrich, chief financial officer, of QuantumScape.

The call is accessible via a live webcast on the Events Calendar section of the Investor Relations website. An archive of the webcast will be available shortly after the call for 12 months.

About QuantumScape Corporation

QuantumScape is a leader in developing next-generation solid-state lithium-metal batteries for electric vehicles. The company is on a mission to revolutionize energy storage to enable a sustainable future. For more information, please visit www.quantumscape.com.

For Investors

John Saager, CFA

Head of Investor Relations

ir@quantumscape.com

For Media

media@quantumscape.com